Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-288467 on Form S-3 of our report dated February 26, 2026, relating to the financial statements of LandBridge Company LLC, appearing in the Annual Report on Form 10-K of LandBridge Company LLC for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

October 13, 2026